                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934 Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )
Check the appropriate box:
( ) Preliminary Proxy Statement
(X) Definitive Proxy Statement
( ) Definitive Additional Materials
( ) Soliciting Material Pursuant to (section mark)240.14a-11(c) or
  (section mark)240.14a-12
                            FLAGSTAR COMPANIES, INC.
                (Name of Registrant as Specified In Its Charter)
                            FLAGSTAR COMPANIES, INC.
                   (Name of Person(s) Filing Proxy Statement)
PAYMENT OF FILING FEE (Check the appropriate box):
(X) $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
( ) $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
  1) Title of each class of securities to which transaction applies:
  2) Aggregate number of securities to which transaction applies:
  3) Per unit price or other underlying value of transaction computed pursuant to Exchange
      Act Rule 0-11:
  4) Proposed maximum aggregate value of transaction:
( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

                              (Logo, see appendix)
                              203 East Main Street
                       Spartanburg, South Carolina 29319
                                                                     May 2, 1994
Dear Stockholder:
     You are cordially invited to attend the Annual Meeting of Stockholders to be held at 10:00 a.m. on Tuesday, June 7, 1994, at the Spartanburg Memorial Auditorium, Spartanburg, South Carolina. We look forward to greeting personally those stockholders who are able to attend. In order to be admitted to the Auditorium, you must present the enclosed card.
     The accompanying formal Notice of Meeting and Proxy Statement describe the matters on which action will be taken at the meeting.
     Whether or not you plan to attend the meeting on June 7, it is important that your shares be represented. To ensure that your vote will be received and counted, please sign, date and mail the enclosed proxy at your earliest convenience. Your vote is important regardless of the number of shares you own.
                                     On Behalf of the Board of Directors,
                                     Sincerely,
                                     (Signature, see appendix)
                                     JEROME J. RICHARDSON,
                                     CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                         VOTING YOUR PROXY IS IMPORTANT
                        PLEASE SIGN AND DATE YOUR PROXY
                         AND RETURN IT PROMPTLY IN THE
                               ENCLOSED ENVELOPE
                              (Logo, see appendix)
                               NOTICE OF MEETING
                                                                 Spartanburg, SC
                                                                     May 2, 1994
     The Annual Meeting of Stockholders of Flagstar Companies, Inc. ("FCI") will be held at the Spartanburg Memorial Auditorium, Spartanburg, South Carolina, on Tuesday, June 7, 1994, at 10:00 a.m., for the following purposes as described in the accompanying Proxy Statement:
     1. To elect eleven (11) directors.
     2. To consider and vote upon a proposal to ratify the selection by the Board of Directors of Deloitte & Touche as the principal independent auditors of FCI for the year 1994.
     3. To consider and vote upon a proposal to amend the 1989 Non-Qualified Stock Option Plan of FCI, as previously amended, to increase the authorized shares issuable thereunder.
     4. To consider and vote upon a proposal to approve 1994 incentive compensation for the Company's senior management.
     5. To transact such other business as may properly come before the meeting. Only holders of record of the Company's Common Stock at the close of business on April 15, 1994 will be entitled to vote at such meeting.
     Whether or not you plan to attend the meeting, you are urged to complete, sign, date and return the enclosed proxy promptly in the envelope provided. Returning your proxy does not deprive you of your right to attend the meeting and to vote your shares in person.
                                          (Signature, see appendix)
                                          GEORGE E. MOSELEY
                                          SECRETARY
     IMPORTANT NOTE: To vote all shares of Common Stock at the Annual Meeting (other than in person at the meeting), a stockholder must return a proxy. The return envelope enclosed with the proxy card requires no postage if mailed in the United States of America.

                             (Logo, see appendix)
                                PROXY STATEMENT
                                                                     May 2, 1994
                                    GENERAL
INTRODUCTION
     The Annual Meeting of Stockholders of Flagstar Companies, Inc. ("FCI") will be held on Tuesday, June 7, 1994, at 10:00 a.m., at the Spartanburg Memorial Auditorium in Spartanburg, South Carolina (the "Annual Meeting"), for the purposes set forth in the accompanying notice. Only holders of record of common stock of FCI, par value $.50 per share (the "Common Stock"), at the close of business on April 15, 1994 (the "Record Date") will be entitled to notice of, and to vote at, such meeting. This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies to be used at such meeting and at any and all adjournments thereof and is first being sent to stockholders on or about the date hereof. Proxies in the accompanying form, properly executed and duly returned and not revoked, will be voted at the meeting (including adjournments). Where a specification is made by means of the ballot provided in the proxies regarding any matter presented to the Annual Meeting, such proxies will be voted in accordance with such specification. If no specification is made, proxies will be voted (i) in favor of FCI's eleven (11) nominees to the Board of Directors, (ii) in favor of the selection of Deloitte & Touche as the principal independent auditors of FCI and its subsidiaries (collectively, the "Company") for the year 1994, (iii) in favor of the proposed amendment of the 1989 Non-Qualified Stock Option Plan of FCI, as adopted December 1, 1989 and thereafter amended (the "1989 Option Plan"), to increase the authorized shares issuable thereunder, and (iv) in favor of the proposal approving 1994 incentive compensation for the Company's senior management.
     The Company's principal executive offices are located at 203 East Main Street, Spartanburg, South Carolina 29319. However, proxies should not be sent to that address, but to Continental Stock Transfer and Trust Company, 2 Broadway, New York, New York 10004, Attention: Joseph Raitano, 19th Floor.
     This Proxy Statement is furnished by FCI to stockholders of FCI in connection with the upcoming Annual Meeting. The information provided herein concerns not only FCI, but also its wholly-owned subsidiary, Flagstar Corporation ("Flagstar"), since substantially all operations of FCI are currently conducted through Flagstar.
OWNERSHIP OF CAPITAL SECURITIES
     The following table sets forth, as of March 31, 1994, the beneficial ownership of the Common Stock by each stockholder known by the Company to own more than 5% of the outstanding shares, by each director of FCI, by each officer of the Company included in the Summary Compensation Table in "Executive Compensation" below, and by all directors and executive officers of FCI and Flagstar as a group. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. The number of shares and options indicated herein (including shares issuable upon the exercise of stock options), as well as corresponding option exercise and market prices, have been adjusted to give effect to the five-for-one reverse stock split of the Common Stock effected by FCI as of June 16, 1993.
                                       1
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

                                                                                                                 PERCENTAGE
                                                                                     AMOUNT AND NATURE OF        OF COMMON
                                 BENEFICIAL OWNER                                    BENEFICIAL OWNERSHIP          STOCK
KKR Associates
  (and related entities)
  9 West 57th Street
  New York, NY 10019 (1)...........................................................   19,999,999         (2)         47.20%
Gollust, Tierney and Oliver
  (and related entities)
  500 Park Avenue
  New York, NY 10022 (3)...........................................................   11,251,052                     26.55%
DLJ Capital Corporation
  (and related entities)
  140 Broadway
  New York, NY 10005...............................................................    3,041,562                      7.18%
Michael Chu........................................................................           --                        --
Vera King Farris...................................................................          100                         *
Hamilton E. James..................................................................       34,187         (4)             *
Henry R. Kravis (1)................................................................           --                        --
Augustus K. Oliver (3).............................................................           --                        --
Paul E. Raether (1)................................................................           --                        --
Jerome J. Richardson...............................................................      938,164         (5)(6)       2.21%
Clifton S. Robbins.................................................................           --                        --
George R. Roberts (1)..............................................................           --                        --
L. Edwin Smart.....................................................................       12,066         (4)(7)          *
Michael T. Tokarz (1)..............................................................           --                        --
A. Ray Biggs.......................................................................           --                        --
David F. Hurwitt...................................................................           60                         *
Samuel H. Maw......................................................................       22,092         (5)             *
H. Stephen McManus.................................................................       17,661         (5)             *
Alan R. Plassche...................................................................           --                        --
All directors and executive officers as a group (29 persons).......................    1,059,908         (5)(8)       2.50%

* Less than one percent.
(1) Shares shown as owned by KKR Associates are owned of record by TW Associates, L.P. ("TW Associates") (19,913,333 shares) and KKR Partners II, L.P. ("KKR Partners II") (86,666 shares). TW Associates and KKR Partners II are collectively referred to herein as "Associates." KKR Associates is the sole general partner and possesses sole voting and investment power as to each of TW Associates and KKR Partners II. Messrs. Kravis, Raether, Roberts and Tokarz (directors of FCI and Flagstar) and Messrs. Robert J. MacDonnell, Michael W. Michelson and Saul A. Fox, as the general partners of KKR Associates, may be deemed to share beneficial ownership of the shares shown as beneficially owned by KKR Associates. Such persons disclaim beneficial ownership of such shares.
(2) Excludes 15,000,000 shares of Common Stock underlying warrants (the "Warrants"), which become exercisable in 1995, acquired by TW Associates (14,935,000 shares) and KKR Partners II (65,000 shares) under a Stock and Warrant Purchase Agreement dated August 11, 1992 by and between FCI and TW Associates (the "Purchase Agreement"). The Warrants were issued pursuant to the Warrant Agreement dated November 16, 1992 by and between FCI and Associates (the "Warrant Agreement"). Each Warrant entitles the holder thereof to purchase one fully paid and nonassessable share of Common Stock at an initial exercise price (the "Exercise Price") of $17.50, subject to adjustment from time to time upon the occurrence of certain events. Any or all of the Warrants may be exercised at any time after December 31, 1994 (or the date to which such date may be extended in accordance with certain provisions of the Stockholders' Agreement (as defined
                                       2
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
    herein) or March 31, 1995 if Gollust, Tierney & Oliver ("GTO") has complied with its obligations thereunder to sell specified amounts of its Common Stock) (the "Warrant Effectiveness Date") and until November 16, 2000. Notwithstanding the foregoing, in the event (a) a sale of or acceptance of an offer to purchase 90% or more of the outstanding shares of Common Stock, or (b) a merger or other similar extraordinary corporate transaction involving an entity which immediately prior thereto is not an affiliate of Associates or any partner thereof or of FCI which modifies the outstanding Common Stock and which results in a change of control of FCI occurs on or prior to the Warrant Effectiveness Date, each Warrant will become exercisable immediately prior to such sale or acceptance or consummation of such transaction.
(3) The Saurer Group Investments Ltd., North Atlantic Continental Capital Ltd. and The Common Fund (who are parties to certain investment management arrangements with GTO) own, respectively, 403,014, 301,358 and 1,872,540 of the shares listed. GTO disclaims beneficial ownership of such shares. GTO and related entities own the balance of the shares listed. Mr. Oliver is a general partner of GTO and as such may be deemed to share beneficial ownership of the shares owned by GTO. Mr. Oliver disclaims beneficial ownership of such shares.
(4) Excludes shares underlying options that are not currently exercisable, but includes 7,500 shares that each of Messrs. James and Smart has a right to acquire upon the exercise of currently exercisable options granted by the Company in 1990. Mr. James also has a limited investment in GTO or related entities, or both. Shares listed for Mr. James exclude shares held by DLJ Capital Corporation ("DLJ Capital").
(5) Includes shares held by the trustee of the Flagstar Thrift Plan (the "Thrift Plan") as of January 31, 1994 for the individual accounts of employee participants. Under the Thrift Plan, shares attributable to participating employees' contributions and Company contributions are voted by the trustee in accordance with the employees' instructions, while shares as to which no instructions are received are voted by the trustee in its discretion. Of shares held in the Thrift Plan for the accounts of directors and executive officers of FCI and Flagstar, approximately 3,364, 222 and 1,596 are credited to the accounts of Messrs. Richardson, Maw and McManus, respectively, and 6,808 are credited to the accounts of all directors and executive officers as a group.
(6) Includes 120,000 shares that Mr. Richardson has the right to acquire upon the exercise of currently exercisable options under the 1989 Option Plan.
(7) Includes 4,166 shares that Mr. Smart has the right to acquire upon conversion of Flagstar's 10% Convertible Junior Subordinated Debentures Due 2014.
(8) Excludes shares owned by KKR Associates through TW Associates and KKR Partners II, as set forth above. Messrs. Kravis, Raether, Roberts and Tokarz are general partners of KKR Associates, the sole general partner of TW Associates and KKR Partners II. They also are directors of FCI and Flagstar. Each of Messrs. Kravis, Raether, Roberts and Tokarz disclaims beneficial ownership of those shares listed above as owned by KKR Associates. Also excludes shares held by GTO and related entities, as set forth above. Mr. Oliver is a general partner of GTO and also is a director of FCI and Flagstar. Mr. Oliver disclaims beneficial ownership of those shares listed above as owned by GTO and related entities.
     FCI currently has authorized capital of (i) 200,000,000 shares of Common Stock, of which 42,369,319 shares are currently issued and outstanding, and (ii) 25,000,000 shares of $2.25 Series A Cumulative Convertible Exchangeable Preferred Stock (the "Preferred Stock"), of which 6,300,000 shares are currently issued and outstanding.
     THE STOCKHOLDERS' AGREEMENT. Concurrently with the execution of the Purchase Agreement, GTO and certain of its affiliates (collectively, the "GTO Group"), DLJ Capital, Mr. Richardson, TW Associates (the "Stockholder Parties") and FCI entered into an agreement (the "Stockholders' Agreement") pursuant to which the Stockholder Parties have agreed not to transfer or sell shares of Common Stock held by them prior to December 31, 1994 (or, in certain circumstances, March 31, 1995), except in connection with the sale of 90% or more of the outstanding Common Stock and except for transfers in connection with extraordinary corporate transactions, transfers in certain cases to certain affiliates of GTO or Associates and sales to the public by GTO commencing on or after June 30, 1993. The GTO Group has agreed not to purchase any additional Common Stock.
     Pursuant to the Stockholders' Agreement, each of the Stockholder Parties has agreed to nominate and vote all shares of Common Stock owned by it to elect as directors (a) six persons designated by Associates, (b) Mr. Richardson (for so long as Mr. Richardson remains Chief Executive Officer of FCI), (c) one representative designated by each of the GTO Group and DLJ Capital (for so long as the GTO Group and DLJ Capital, respectively,
                                       3
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
continue to own at least 2% of the outstanding shares of Common Stock on a fully-diluted basis) and (d) two independent directors. The Stockholder Parties have further agreed to increase by two the number of directors constituting the entire Board of Directors of FCI and to nominate (if requested) and vote to elect as directors two additional persons to be designated by Associates if at any time the holders of the Preferred Stock, voting together as a class with all other classes or series of preferred stock ranking junior to or on a parity with the Preferred Stock, are entitled to elect two additional directors; provided that the two Associates' designees so elected shall resign and the size of the FCI Board of Directors shall be reduced accordingly at such time as the directors elected by preferred stockholders shall resign or their term shall end.
     Under the Stockholders' Agreement, the GTO Group is granted the right to make two written requests to FCI for registration of shares of Common Stock owned by the GTO Group under the Securities Act of 1933, as amended (the "Securities Act"), exercisable on or after June 30, 1993, and is obligated, if the trading price of the Common Stock exceeds $20.00 per share for fifteen consecutive trading days and a registration statement of FCI under the Securities Act is effective for specified periods, to dispose of up to 50% of its shares of Common Stock prior to September 30, 1994. FCI may, but is not obligated to, file and maintain an effective shelf registration (the "Shelf Registration") with respect to the shares of Common Stock to be disposed of by the GTO Group. At any time after December 31, 1994 (or, in certain circumstances, March 31, 1995), (i) DLJ Capital may make two written requests to FCI for registration under the Securities Act of all or any part of the shares of Common Stock owned by DLJ Capital, and (ii) the holders of a majority of all shares of Common Stock and Warrants issued to Associates and all shares of Common Stock issued or issuable to Associates upon exercise of any Warrant (the "Associates Registrable Securities") may make five written requests to FCI for registration of all or part of such securities under the Securities Act. In addition, the GTO Group, DLJ Capital and Associates have customary "piggyback" registration rights to include their securities, subject to certain limitations, in any other registration statement filed by FCI (other than the Shelf Registration and certain demand registrations by the GTO Group), pursuant to any of the foregoing requests or otherwise under the Securities Act. If Associates exercises its demand or "piggyback" registration rights and Mr. Richardson is then employed by the Company, then Mr. Richardson has the right to have included in any registration statement relating to the exercise of such rights by Associates the same percentage of his Common Stock as the fully-diluted percentage of Associates Registrable Securities registered thereunder. If at any time Mr. Richardson shall have the right to participate in a "piggyback" registration and Mr. Richardson elects not to exercise such "piggyback" registration right, he may make one written request to FCI for registration under the Securities Act of up to the number of shares of Common Stock that he had the right to include, but did not so include, in such one or more registrations pursuant to his "piggyback" registration rights. The Company has agreed to pay all expenses in connection with the performance of its obligations to effect demand or "piggyback" registrations under the Securities Act of securities covered by the registration rights of the Stockholder Parties, and to indemnify and hold harmless, to the full extent permitted by law, each holder of such securities against liability under the securities laws.
     The Stockholders' Agreement will terminate upon the sale of all shares of Common Stock now owned or hereafter acquired by the GTO Group, DLJ Capital, Mr. Richardson or Associates; provided that, (i) at such time as the GTO Group or DLJ Capital shall own less than 2% of the outstanding Common Stock on a fully-diluted basis, the GTO Group or DLJ Capital, as the case may be, shall be released from its respective obligations and forfeit its respective rights under the Stockholders' Agreement, and (ii) at such time after December 31, 1994, or the date to which such date may be extended in accordance with the provisions of the Stockholders' Agreement, as GTO or a related entity shall cease to have investment advisory authority over the shares of Common Stock now owned or hereafter acquired by certain affiliates of GTO, and the GTO Group shall have complied with the provisions of the Stockholders' Agreement requiring it to dispose of certain of its shares of Common Stock under certain circumstances, each such affiliate will be released from its respective obligations and forfeit its respective rights under the Stockholders' Agreement.
     In any event, the provisions of the Stockholders' Agreement with respect to voting arrangements and restrictions will terminate no later than ten years from the date of the Stockholders' Agreement, subject to extension in accordance with applicable law by the agreement of the remaining parties to the Stockholders' Agreement.
     RICHARDSON SHAREHOLDER AGREEMENT. Shares of Common Stock currently owned by Mr. Richardson ("Owned Stock") and shares that he would acquire upon exercise of any stock options granted to him by the Company under the 1989 Option Plan ("Option Stock ") are subject to various rights and restrictions contained in
                                       4
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
a shareholder agreement (the "Richardson Shareholder Agreement") executed by Mr. Richardson and FCI concurrently with the execution of the Purchase Agreement.
     In general, the Richardson Shareholder Agreement provides that, (i) subject to Mr. Richardson's registration rights under the Stockholders' Agreement, Mr. Richardson may not sell or transfer the Owned Stock or Option Stock until after November 16, 1997, unless Mr. Richardson's employment terminates by reason of death or permanent disability, or is terminated by Flagstar without "cause" and FCI elects to require payment of the balance of the principal and accrued interest on the Richardson Loan (as defined herein) (in which case he may transfer the Owned Stock), (ii) before November 16, 1997, with respect to any Owned Stock permitted to be transferred pursuant to clause (i) above, and after November 16, 1997 with respect to the Option Stock, Mr. Richardson may not transfer any such Owned Stock or Option Stock without first offering to sell it to FCI at the price offered by a third party, (iii) upon Mr. Richardson's death or permanent disability while he is employed by Flagstar or following his retirement after November 16, 1997, Mr. Richardson and his estate each have a one-time right, exercisable within six months after death or permanent disability, to elect to require FCI, except under certain circumstances, to purchase all or part of Mr. Richardson's Option Stock at its market value and to cash out the value of his exercisable options based on the excess of such value over the exercise price, and FCI may elect to require Mr. Richardson and his estate to sell such stock and cash out such options at such prices, (iv) if Mr. Richardson's employment is terminated by him voluntarily or by Flagstar with "cause," then FCI may repurchase 20% (if he voluntarily terminates his employment between July 26, 1993 and July 26, 1994) or all (if his employment is terminated for "cause" prior to July 26, 1994), as the case may be, of the Owned Stock at $20.00 per share and (v) if Mr. Richardson's employment is terminated for any reason other than his death or permanent disability or his retirement on or after November 16, 1997, FCI may repurchase all but not less than all of Mr. Richardson's Option Stock at the lesser of (i) its market value or (ii) the sum of the exercise price of the options pursuant to which such stock was acquired, plus a multiple of 20% of any excess of such market value over such exercise price for each year of his employment after November 16, 1992, and, in the event of an exercise by FCI of any option to repurchase (described above), FCI shall cash out his exercisable options at a price equal to the excess of the applicable repurchase price over the option exercise price; provided that, if Mr. Richardson's employment is terminated as a result of a termination without cause pursuant to the Employment Agreement (as defined herein), the exercisability of Mr. Richardson's option with respect to 160,000 shares of Common Stock will be determined on the basis of the vesting schedule applicable to options granted to Mr. Richardson and in effect prior to December 15, 1992, and the market value of the shares for the purpose of cashing out the value of his exercisable options is to be reduced on a per share basis by the difference between $20.00 and the exercise price of his current options.
     The Richardson Shareholder Agreement provides that all shares of Owned Stock and Option Stock shall be deemed to be "Registrable Securities" under the Stockholders' Agreement and shall be entitled to registration rights as set forth herein. For additional information, see "Executive
Compensation -- Employment Agreements -- Richardson Employment Agreement." NUMBER OF SHARES OUTSTANDING AND VOTING
     As of the close of business on April 15, 1994, there were issued and outstanding and entitled to be voted at the Annual Meeting 42,369,319 shares of Common Stock. At the meeting, holders of Common Stock will have one vote per share for an aggregate total of 42,369,319 votes. A quorum being present, directors will be elected by a majority vote, and the actions proposed in the remaining items referred to in the accompanying Notice of Meeting will become effective if a majority of the outstanding shares of Common Stock is cast in favor thereof. Abstentions and broker non-votes will not be counted in determining the number of shares voted for any nominee for director or for any proposal.
     A holder of Common Stock who signs a proxy card may withhold votes as to any director-nominee by writing the name of such nominee in the space provided on the proxy card.
REVOCATION OF PROXY
     Stockholders who execute proxies may revoke them at any time before they are exercised by delivering a written notice to George E. Moseley, the Secretary of FCI, either at the Annual Meeting or prior to the meeting
                                       5
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
date at the Company's offices at 203 East Main Street, Spartanburg, South Carolina 29319, by executing and delivering a later-dated proxy or by attending the meeting and voting in person.
EXPENSES OF SOLICITATION
     The Company will pay the costs of solicitation of proxies, including the cost of assembling and mailing this Proxy Statement and the material enclosed herewith. In addition to the use of the mails, proxies may be solicited personally, or by telephone or telegraph, by corporate officers and employees of the Company without additional compensation. The Company intends to request brokers and banks holding stock in their names or in the names of nominees to solicit proxies from their customers who own such stock, where applicable, and will reimburse them for their reasonable expenses of mailing proxy materials to their customers.
1995 STOCKHOLDER PROPOSALS
     In order for stockholder proposals intended to be presented at the 1995 Annual Meeting of Stockholders to be eligible for inclusion in the Company's Proxy Statement and the form of proxy for such meeting, they must be received by the Company at its principal offices in Spartanburg, South Carolina no later than January 2, 1995.
                             ELECTION OF DIRECTORS
NOMINEES FOR ELECTION AS DIRECTORS OF FCI
     The Board of Directors of FCI currently consists of eleven (11) directors. At the Annual Meeting, each such director is to be elected to a term that expires at the 1995 Annual Meeting of Stockholders.
     It is intended that proxies in the accompanying form will be voted at the meeting for the election to the Board of Directors of the following nominees, each of whom has consented to serve if elected: Michael Chu, Vera King Farris, Hamilton E. James, Henry R. Kravis, Augustus K. Oliver, Paul E. Raether, Jerome
J. Richardson, Clifton S. Robbins, George R. Roberts, L. Edwin Smart and Michael
T. Tokarz, each to serve until the 1995 Annual Meeting of Stockholders and until his or her successor shall be elected and shall qualify, except as otherwise provided in FCI's Bylaws and Restated Certificate of Incorporation, as amended. Such individuals have been selected as nominees for directors pursuant to the Stockholders' Agreement. See "General -- Ownership of Capital Securities -- The Stockholders' Agreement." Each of the nominees is presently a director of FCI and of Flagstar. If for any reason any nominee named above is not a candidate when the election occurs, it is intended that proxies in the accompanying form will be voted for the election of the other nominees named above and may be voted for any substitute nominee or, in lieu thereof, the Board of Directors may reduce the number of directors in accordance with FCI's Bylaws and Restated Certificate of Incorporation, as amended.
                                       6
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
     The name, age, business address, present principal occupation or employment, and the material occupations, positions, offices or employments for the past five years, of each FCI director are set forth below. Unless otherwise indicated, each such person has held the occupation listed opposite his name for at least the past five years.

                                                                             CURRENT PRINCIPAL
                                                                       OCCUPATION OR EMPLOYMENT AND
NAME                                   AGE                             FIVE-YEAR EMPLOYMENT HISTORY
Michael Chu.........................   45    Director of FCI and Flagstar; Director of Latin American Operations, ACCION
                                             International (1993-present); Executive of Kohlberg Kravis Roberts & Co. ("KKR")
                                             and a Limited Partner of KKR Associates, the sole partner of TW Associates and
                                             KKR Partners II (1989-1993); Director of World Color Press, Inc., Commercial
                                             Printing Holding Co., FINANSOL Compania de Financiamiento Comercil and Banco
                                             Solidario S.A.
Vera King Farris....................   53    Director of FCI and Flagstar; President of The Richard Stockton College of New
                                             Jersey (1983-present); Director of Elizabethtown Gas Corporation.
Hamilton E. James...................   43    Director of FCI and Flagstar; Managing Director of Donaldson, Lufkin & Jenrette
                                             Securities Corporation ("DLJ") (investment banking) (1987-present); Senior Vice
                                             President and Principal of Donaldson, Lufkin & Jenrette Securities Corporation
                                             (1982-1987); Director of Price/Costco Inc. and County Seat Stores, Inc.
Henry R. Kravis (a).................   50    Director of FCI and Flagstar; General Partner of KKR and KKR Associates; Director
                                             of AutoZone, Inc., Duracell International Inc., IDEX Corporation, K-III
                                             Communications Corporation, Owens-Illinois, Inc., Owens-Illinois Group, Inc., RJR
                                             Nabisco Holdings Corp., RJR Nabisco, Inc., Safeway Inc., The Stop & Shop
                                             Companies, Inc., Union Texas Petroleum Holdings, Inc., Walter Industries, Inc.
                                             and American Re Corporation.
Augustus K. Oliver..................   44    Director of FCI and Flagstar; General Partner of GTO (investment banking)
                                             (1985-present); Director of Gollust, Tierney and Oliver International Ltd.
                                             (administrative and management services) (1988-present); Managing Director of
                                             Gollust, Tierney and Oliver, Inc. (investment banking) (1984-present); Partner of
                                             Skadden, Arps, Slate, Meagher & Flom (law firm) (1983-1984).
Paul E. Raether.....................   47    Director of FCI and Flagstar; General Partner of KKR and KKR Associates; Director
                                             of Duracell International, Inc., Fred Meyer, Inc., IDEX Corporation, RJR Nabisco
                                             Holdings Corp., RJR Nabisco, Inc., The Stop & Shop Companies, Inc. and Walter
                                             Industries, Inc.
Jerome J. Richardson................   57    Chairman of FCI and Flagstar (1992-present); Chief Executive Officer and Director of FCI (1989-present); President of FCI (1989-1992); Chief Executive Officer of
                                             Flagstar (1989-present); Director of Flagstar (1980-present); President of
                                             Flagstar (1987-1992); Chairman of Denny's (1989-present); President and Chief
                                             Executive Officer of Canteen (1989-present); Chairman of Flagstar Systems, Inc.
                                             (1990-present); President and Chief Executive Officer of Flagstar Systems, Inc.
                                             (1989-present); President and Chief Executive Officer of Denny's (1988); Senior
                                             Vice President of Flagstar (1986-1987); President of Spartan Food Systems,
                                             division of Flagstar (1986-1989); President of Flagstar Systems, Inc.
                                             (1962-1986); Director of Isotechnologies, Inc., NCAA Foundation and Sonat Inc.;
                                             Member of the Board of Visitors, Duke University Medical Center.
Clifton S. Robbins..................   36    Director of FCI and Flagstar; Executive of KKR and a Limited Partner of KKR
                                             Associates; Director of IDEX Corporation, RJR Nabisco Holdings Corp., RJR
                                             Nabisco, Inc. and The Stop & Shop Companies, Inc.

                                                                             CURRENT PRINCIPAL
                                                                       OCCUPATION OR EMPLOYMENT AND
NAME                                   AGE                             FIVE-YEAR EMPLOYMENT HISTORY
George R. Roberts (a)...............   50    Director of FCI and Flagstar; General Partner of KKR and KKR Associates; Director
                                             of AutoZone, Inc., Duracell International Inc., IDEX Corporation, K-III
                                             Communications Corporation, Owens-Illinois, Inc., Owens-Illinois Group, Inc., Red
                                             Lion Properties, Inc., RJR Nabisco, Inc., RJR Nabisco Holdings Corp., Safeway
                                             Inc., The Stop & Shop Companies, Inc., Union Texas Petroleum Holdings, Inc.,
                                             Walter Industries, Inc. and American Re Corporation.
L. Edwin Smart......................   70    Director of FCI and Flagstar; Counsel, Hughes, Hubbard & Reed (law firm which performed services for the Company in 1993) (1989-present); Chairman of the Board and Chief Executive Officer of Flagstar (1986-1987); Chairman of the Board and
                                             Chief Executive Officer of Transworld Corporation (1978-1986); Chairman of the
                                             Board of Transworld Airlines, Inc. ("TWA") (1977-1985); Chief Executive Officer
                                             of TWA (1977-1979); Vice Chairman of TWA (1976-1977); Senior Vice President of
                                             TWA (1967-1975); Director of The Continental Corporation and Sonat Inc.
Michael T. Tokarz...................   44    Director of FCI and Flagstar; General Partner of KKR and KKR Associates; Director
                                             of Homes Holdings Corporation, IDEX Corporation, K-III Communications
                                             Corporation, RJR Nabisco, Inc., RJR Nabisco Holdings Corp., Safeway Inc. and
                                             Walter Industries, Inc.

(a) Messrs. Kravis and Roberts are first cousins.
COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS
     There are three standing committees of the Board of Directors of FCI and/or Flagstar, the Audit Committee, the Compensation and Stock Option Committee and the Executive Committee. The Audit Committee consists of Messrs. Chu, James and Oliver, with Mr. Oliver serving as Chairman. The Compensation and Stock Option Committee was formed in December 1993, through the consolidation of two separate committees. It is comprised of Messrs. Raether, Robbins and Tokarz, with Mr. Raether serving as Chairman. Mr. Smart had served as Chairman of the formerly separate Compensation Committee until September 1993. The Executive Committee is comprised of Messrs. Raether, Richardson and Tokarz, with Mr. Richardson serving as Chairman. Set forth below is a summary of the principal functions of each committee and the number of meetings held during 1993.
     AUDIT COMMITTEE. The Audit Committee, which held three meetings in 1993, recommends the appointment of the Company's independent auditors, determines the scope of the annual audit to be made, reviews the conclusions of such auditors and reports the findings and recommendations thereof to the Board, reviews with the Company's auditors the adequacy of the Company's system of internal controls and procedures and the role of management in connection therewith, oversees litigation in which the Company is involved, reviews transactions between the Company and its officers, directors and principal stockholders, monitors the Company's practices and programs with respect to public interest issues and performs such other duties and undertakes such other responsibilities as the Board from time to time may determine.
     COMPENSATION AND STOCK OPTION COMMITTEE. The Compensation and Stock Option Committee, which held eight meetings in 1993 (including meetings of the formerly separate Compensation Committee and Stock Option Committee), administers certain compensation and employee benefit plans of the Company, oversees and advises the full Board regarding the compensation of executive officers, determines the compensation of other officers of the Company and reviews and makes recommendations to the full Board concerning compensation practices, policies, procedures and retirement benefit plans and programs for the employees of the Company. It also administers the 1989 Option Plan, the 1990 Non-Qualified Stock Option Plan of FCI as adopted July 31, 1990 and thereafter amended, and such other similar plans as may from time to time be adopted by the Company, and performs such other functions and exercises such other powers as the Board from time to time may determine.
     EXECUTIVE COMMITTEE. The Executive Committee, which held 15 meetings in 1993, has and may exercise all of the powers of the Board of Directors in the management and business affairs of Flagstar.
     The Company currently has no standing nominating committee.

     During 1993, there were seven meetings of the Board of Directors of FCI and seven meetings of the Board of Directors of Flagstar. During 1993, each director of FCI, other than Mr. Roberts, attended at least 75% of the meetings of the Board of Directors of FCI (and committees thereof).
                    SELECTION OF INDEPENDENT PUBLIC AUDITORS
     The Board of Directors has selected the firm of Deloitte & Touche as the principal independent public auditors of the Company for the year 1994. Deloitte & Touche has acted in such capacity for the Company since 1986. This selection is submitted for approval by the stockholders at the Annual Meeting.
     Representatives of Deloitte & Touche will attend the Annual Meeting. They will have an opportunity to make a statement, if they so desire, and to respond to appropriate questions.
                     PROPOSED AMENDMENT TO 1989 OPTION PLAN
     The Board of Directors of FCI has approved an amendment to the 1989 Option Plan to increase the number of shares of Common Stock that may be issued under the 1989 Option Plan by an additional 1,500,000, from 3,000,000 to 4,500,000, subject to stockholder approval (the "Amendment"). The Amendment is being proposed to allow future grants to other key employees. No other amendments to the 1989 Option Plan are proposed.
     Options to purchase a total of approximately 2,478,000 shares of Common Stock were granted to approximately 6,650 plan participants in 1993 under the 1989 Option Plan. At present, after taking into account the cancellation of certain options after December 31, 1993 (and without giving effect to the proposed Amendment), options representing a total of approximately 2,923,000 shares are outstanding, and options for approximately 77,000 additional shares are available for future grant. There has been no decision with respect to the number or terms of options that may be granted hereafter (following stockholder approval of the Amendment) or the number or identity of future optionees under the 1989 Option Plan.
     Under the 1989 Option Plan, the Compensation and Stock Option Committee has authority to grant options to key employees (including officers) and otherwise administer the 1989 Option Plan. Such committee consists of three members of the Board of Directors of FCI who are "disinterested persons" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Any employee of the Company is eligible to receive options under the 1989 Option Plan, at the discretion of the committee. In the event that an outstanding option terminates for any reason, the shares of Common Stock subject to the unexercised portion of such option shall again be available for grants under the 1989 Option Plan.
     An option granted under the 1989 Option Plan (evidenced by an agreement in a form approved by the committee) entitles the participant to purchase shares of Common Stock at an option exercise price determined by the committee. Option agreements may provide for the exercise of options, in whole or in part, from time to time during the term of the option or in such installments as the committee shall determine, subject to earlier termination upon certain events as provided in the 1989 Option Plan. The committee may, in its discretion, accelerate the date on which an option becomes exercisable. The options are not "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The maximum term of each option is ten years. The exercise price of all options granted pursuant to the 1989 Option Plan is determined by the committee at the time of grant, but cannot be less than the minimum price required by law. The exercise price of shares of Common Stock purchased upon the exercise of an option may be paid in cash, by surrender of other shares of Common Stock having a fair market value on the date of exercise equal to such exercise price or, subject to the approval of the committee, in a combination of cash and such shares.
     Upon termination of the services of a participant for any reason other than voluntary termination or termination by the Company with or without cause (each as defined in the 1989 Option Plan), options granted to such participant, to the extent that they are exercisable at the time of termination, shall remain exercisable for one year following termination. Upon termination of service of a participant due to voluntary termination or termination without cause, outstanding options granted to such participant, to the extent they are exercisable at the time of termination, generally remain exercisable for sixty days following termination. In either case, options granted to the participant, to the extent they are not exercisable at the time of any such termination, shall terminate at the close of business on the date of termination. If such termination is for cause, all options shall expire and terminate as of the date of termination.
     Options granted under the 1989 Option Plan are nontransferable and nonassignable by the optionee, other than by will or the laws of descent and distribution, and are exercisable during his or her lifetime only by the optionee. No option may be exercised after the expiration of its term. The Company receives no proceeds upon the grant of options. Any proceeds received by the Company from the sale of Common Stock on the exercise of options shall be used for general corporate purposes. No partial exercise of an option shall be for an aggregate exercise price of less than $1,000 or in respect of less than 100 shares of Common Stock. The partial exercise of an option shall not cause the termination of the remaining portion thereof.
     Upon the occurrence of certain events involving a recapitalization or reorganization of the Company, the committee will make appropriate adjustments to the number of shares covered by each outstanding option and the per share exercise price thereof, redeem such options (whether or not then exercisable), or make other appropriate adjustments, in its discretion, to prevent dilution or enlargement of rights.
     Unless otherwise provided in the option agreement, in addition to other restrictions provided in the 1989 Option Plan, if a participant's employment is terminated for cause prior to July 5, 1994, the Company shall have the right to require such participant to sell to the Company or its designee all shares of Common Stock acquired pursuant to the exercise of such options and at the time of termination of service owned by him, at a price per share equal to the exercise price at which such shares were purchased under the options.
     The Board of Directors of FCI may at any time suspend or discontinue the 1989 Option Plan or revise or amend it in any respect whatsoever; provided, however, that without approval of the stockholders, no revision or amendment shall increase the number of shares of Common Stock that may be issued under the 1989 Option Plan, materially increase the benefits accruing to individuals holding options granted pursuant to the 1989 Option Plan or materially modify the requirements as to eligibility for participation in the 1989 Option Plan.

     As of March 31, 1994, options with respect to approximately 2,923,000 shares of Common Stock had been granted and were outstanding under the 1989 Option Plan. Set forth below is information with respect to options granted in 1993 to the officers named in the Summary Compensation Table and other specified groups under the 1989 Option Plan.
                               NEW PLAN BENEFITS
                  1989 NON-QUALIFIED STOCK OPTION PLAN OF FCI

NAME AND POSITION                                                                          DOLLAR VALUE ($)    NUMBER OF UNITS
Jerome J. Richardson
  Chief Executive Officer
  of Flagstar...........................................................................             --                  --
A. Ray Biggs
  Senior Vice President and
  Chief Financial Officer
  of Flagstar...........................................................................             (1)             60,000
David F. Hurwitt
  Formerly Senior Vice President,
  Marketing of Flagstar.................................................................             --                  (2)
Samuel H. Maw
  Senior Vice President,
  Product Development
  and Distribution of Flagstar
  and Chief Operating Officer of
  Canteen Corporation...................................................................             (1)             80,000
H. Stephen McManus
  Executive Vice President,
  Restaurant Operations of
  Flagstar..............................................................................             (1)             80,000
Alan R. Plassche
  Formerly Senior Vice President of Flagstar
  and Chief Operating Officer
  of Canteen Corporation................................................................             --                  (2)
All current executive officers as a group...............................................             (1)            658,000
All non-officer directors as a group....................................................             --                  --
All non-executive officer employees as a group..........................................             (1)          1,705,000

(1) All options granted in 1993 have an exercise price of $11.25 per share and have a ten-year term subject to earlier termination as described above. The dollar value of each of the options granted is not determinable due to fluctuating market prices. As of April 26, 1994, the Common Stock had a closing sales price of $9.00 per share. For information with respect to the potential realizable value of the options granted to the named officers at assumed rates of stock price appreciation, see "Executive
    Compensation -- Stock Options -- Option Grants in 1993" below.
(2) Messrs. Hurwitt and Plassche received options to purchase 35,000 and 80,000 shares of Common Stock, respectively, in 1993. Such options were terminated, however, upon termination of their employment with the Company as of March 31, 1994 and November 15, 1993, respectively.
FEDERAL INCOME TAX CONSEQUENCES
     No federal taxable income is recognized by a 1989 Option Plan participant upon the grant of a non-qualified stock option. Holders of options will, however, recognize ordinary income in the year in which the option is exercised in the amount by which the fair market value of the purchased shares on the date of exercise exceeds the option exercise price. Participants who are directors of the Company and other participants who are otherwise deemed to be affiliates of the Company and thereby subject to liability under Section 16(b) of the Exchange Act ("16(b) Optionees") are not deemed to recognize the ordinary income attributable to exercise until the occurrence of both an exercise and the expiration of six months after the date of grant of the option (the "Recognition Date").

The amount of ordinary income to be recognized by 16(b) Optionees will equal the excess of the fair market value on the Recognition Date of the Company's shares so purchased over the option exercise price, unless the 16(b) Optionee files a written election with the Internal Revenue Service and the Company pursuant to
Section 83(b) of the Code within thirty days after exercise to have the ordinary income attributable to exercise realized as of the exercise date.
     The fair market value of the shares on the date of exercise (or, in the case of 16(b) Optionees who do not make an 83(b) election, on the Recognition
Date) will constitute the tax basis thereof for computing gain or loss on any subsequent sale, and their holding period will generally be measured from the date the option is exercised (or, in the case of 16(b) Optionees who do not make an 83(b) election, on the Recognition Date). The Company will be entitled to a business expense deduction for the Company's taxable year during which the option is exercised equal to the amount of ordinary income recognized by the participant. In the case of 16(b) Optionees, the Company's deduction will be for the taxable year during which the participant recognizes income as a result of the exercise of the option. Additional gain or loss shall be recognized by the optionee upon the subsequent disposition of the shares.
     If the option exercise price under any non-qualified stock option is paid for in the form of shares of Common Stock previously acquired, then the optionee will recognize ordinary income on the exercise as described above, but will not recognize any taxable gain or loss on the difference between the optionee's basis in those shares and their current fair market value. For federal income tax purposes, newly acquired shares equal to the number of shares delivered will have the same basis and holding period as the delivered shares. Any additional newly acquired shares will have a basis equal to their fair market value at exercise and their holding period will begin at the date of exercise, as described above.
                    APPROVAL OF 1994 INCENTIVE COMPENSATION
     The Compensation and Stock Option Committee and the Board of Directors of Flagstar have approved certain incentive compensation arrangements for 1994 for
(i) Flagstar's executive officers (other than the Chief Executive Officer) and certain other key employees pursuant to Flagstar's 1994 Senior Management Incentive Plan (the "1994 Incentive Plan"), and (ii) Mr. Richardson, the Company's Chairman and Chief Executive Officer, under the terms of his employment agreement with the Company. The Board has conditioned such arrangements on approval by the stockholders at the Annual Meeting in order to maximize the tax deductibility to the Company (under the Omnibus Budget Reconciliation Act of 1993) of amounts that may ultimately be paid under such arrangements to Mr. Richardson and the other officers named in the Summary Compensation Table.
     Under the 1994 Incentive Plan, subject to stockholder approval, plan participants will receive target awards equal to 75%, 50%, 25% or 15% of their established base salaries upon the achievement of specified performance objectives. Depending on an individual participant's role and position with the Company and its various business concepts, 75% of such participant's award will be determined based on the Company's and/or his or her concept's attaining various "EBITDA" (i.e., earnings before interest, taxes, depreciation and amortization) thresholds. (Incentive pay-out levels between the various EBITDA thresholds will be interpolated on a straight-line basis.) There is no maximum amount of incentive pay-out based on Company EBITDA results.
     The remaining 25% of a plan participant's potential award will be based on the achievement of predetermined individual or team performance objectives for the year. Such objectives must be approved by the Chief Executive Officer or his designee(s) and will vary among participants depending on their areas of responsibility. Team awards will be allocable by team leaders (designated by the Chief Executive Officer) in consultation with the Chief Executive Officer and the Compensation and Stock Option Committee.
     Payments of awards under the 1994 Incentive Plan will be made as soon as practicable after the end of the year. The Board has reserved the right to cancel, modify or amend the 1994 Incentive Plan at any time, and such cancellation, modification or amendment may be retroactive to the beginning of the year. A total of approximately 240 persons holding key managerial or other important positions in the Company are participants in the 1994 Incentive Plan.
     Under the terms of his employment agreement, Mr. Richardson is entitled to receive an annual bonus in the form of an incentive award in an amount targeted to equal his base salary, subject to the achievement of performance targets determined by the Compensation and Stock Option Committee. Such award may be greater or lesser than his base salary to the extent such performance targets are exceeded or fallen short of as determined by such committee. For 1994, Mr. Richardson's base salary has been established at the same level as his 1993 base. Subject to stockholder approval, the Compensation and Stock Option Committee has determined that, for 1994, Mr. Richardson's incentive award shall track and be determined solely based on the Flagstar EBITDA thresholds that have been established for all employees participating in the 1994 Incentive Plan; provided, however, that the committee has reserved for itself the right not to award the full amount of any payments to Mr. Richardson indicated by Company EBITDA results for 1994, in its discretion.
     The benefits or amounts that may be received by or allocated to the Chief Executive Officer, to the other officers named in the Summary Compensation Table or to other individuals or categories of employee under these incentive compensation arrangements are not determinable since they will be based on Company operating results for 1994. In 1993, the Company had in effect a similar incentive compensation plan based principally on the achievement of Company EBITDA (at thresholds that vary from those established for 1994). Set forth below is information with respect to incentive awards in 1993 to the officers named in the Summary Compensation Table and other specified groups.
                               NEW PLAN BENEFITS
                          1993 INCENTIVE COMPENSATION

NAME AND POSITION                                                                          DOLLAR VALUE ($)    NUMBER OF UNITS
Jerome J. Richardson
  Chief Executive Officer
  of Flagstar...........................................................................             (1)                --
A. Ray Biggs
  Senior Vice President and
  Chief Financial Officer
  of Flagstar...........................................................................             (1)                --
David F. Hurwitt
  Formerly Senior Vice President,
  Marketing of Flagstar.................................................................             (1)                --
Samuel H. Maw
  Senior Vice President,
  Product Development
  and Distribution of Flagstar
  and Chief Operating Officer of
  Canteen Corporation...................................................................             (1)                --
H. Stephen McManus
  Executive Vice President,
  Restaurant Operations of
  Flagstar..............................................................................             (1)                --
Alan R. Plassche
  Formerly Senior Vice President of Flagstar
  and Chief Operating Officer
  of Canteen Corporation................................................................             (1)                --
All executive officers as a group.......................................................             (1)                --
All non-officer directors as a group....................................................             (1)                --
All non-executive officer employees as a group..........................................             (1)                --

(1) As indicated elsewhere herein, in light of the Company's EBITDA results for 1993, the Company paid no awards under its 1993 incentive compensation plan.

                                   MANAGEMENT
DIRECTORS OF FCI AND FLAGSTAR
     For information with respect to the Board of Directors of each of FCI and Flagstar, see "Election of Directors."
EXECUTIVE OFFICERS OF FCI
     The following sets for the name, age, positions and offices held with the Company and the principal occupation or employment during the last five years of each of the executive officers of FCI (other than Mr. Richardson). Each executive officer serves as such until his successor is elected and qualified. Except as may otherwise be disclosed herein, no executive officer of FCI was selected pursuant to any arrangement or understanding with any person other than FCI.

                                                                             CURRENT PRINCIPAL
                                                                       OCCUPATION OR EMPLOYMENT AND
NAME                                   AGE                             FIVE-YEAR EMPLOYMENT HISTORY
A. Ray Biggs........................   52    Vice President and Chief Financial Officer of FCI and Senior Vice President and
                                             Chief Financial Officer of Flagstar (1992-present); Partner, Deloitte & Touche
                                             (accounting firm which served as independent auditors for the Company in 1993)
                                             (1978-1992).
George E. Moseley...................   54    Vice President and Secretary of FCI and Flagstar (1991-present); Associate
                                             General Counsel of FCI and Flagstar (1990-present); General Counsel of Flagstar
                                             Systems, Inc. (1990-present); Vice President, Secretary and General Counsel of
                                             Reeves Brothers, Inc. (manufacturing concern) (1977-1989).
Robert L. Wynn, III.................   52    Vice President and General Counsel of FCI (1992-present); Senior Vice President and General Counsel of Flagstar (1992-present); General Counsel of Denny's
                                             (1991-present); Partner, Holcombe, Bomar, Wynn, Cothran and Gunn (law firm which performed services for the Company in 1993) (1969-1990).

(For information with respect to Mr. Richardson as an executive officer of FCI, see "Election of Directors.")
EXECUTIVE OFFICERS OF FLAGSTAR
     The name, age, positions and offices held with the Company and the principal occupation and employment during the past five years of each of the executive officers of Flagstar (other than Messrs. Richardson, Biggs, Moseley and Wynn) are set forth below. Executive officers serve as such until their removal. Except as may otherwise be disclosed herein, no executive officer of Flagstar was selected pursuant to any arrangement or understanding with any person other than Flagstar.

                                                                             CURRENT PRINCIPAL
                                                                       OCCUPATION OR EMPLOYMENT AND
NAME                                   AGE                             FIVE-YEAR EMPLOYMENT HISTORY
H. Stephen McManus (a)..............   52    Executive Vice President, Restaurant Operations of Flagstar (1991-present);
                                             Senior Vice President of Flagstar (1989-1991); Chief Operating Officer of
                                             Hardee's (1990-1991); Senior Vice President of Flagstar Systems, Inc.
                                             (1990-1991); Vice President of Operations of Spartan Food Systems, division of
                                             Flagstar (1986-1989); Vice President of Operations of Flagstar Systems, Inc.
                                             (1984-1986).
Gregory M. Buckley..................   40    Senior Vice President of Flagstar and Chief Operating Officer of Quincy's
                                             (1993-present); Vice President, Central Division of Pizza Hut (1990-1993);
                                             President, Southeast Division of Progressive Corp. (1986-1990).
Jerry A. Houck......................   51    Senior Vice President, Construction and Real Estate of Flagstar (1990-present);
                                             Vice President of Construction and Real Estate of Flagstar Systems, Inc.
                                             (1988-1990); Vice President of Construction of Flagstar Systems, Inc.
                                             (1987-1988); Director of New Construction for Flagstar Systems, Inc. (1976-1987).

                                                                             CURRENT PRINCIPAL
                                                                       OCCUPATION OR EMPLOYMENT AND
NAME                                   AGE                             FIVE-YEAR EMPLOYMENT HISTORY

James R. Kibler.....................   39    Senior Vice President of Flagstar and Chief Operating Officer of Hardee's
                                             (1991-present); Senior Vice President of Flagstar Systems, Inc. (1991-present);
                                             Vice President of Operations -- Denny's West Coast (1989-1991); Division Leader
                                             for Hardee's (1989); Region Leader for Hardee's (1979-1989).
Samuel H. Maw (a)...................   60    Senior Vice President, Product Development and Distribution of Flagstar
                                             (1990-present); Chief Operating Officer of Canteen Corporation (1993-present);
                                             Senior Vice President of Flagstar (1989); President and Chief Executive Officer
                                             of Denny's (1988-1990); Senior Vice President of Spartan Food Systems, division of Flagstar (1987-1988); Vice President of Research and Development of Flagstar
                                             Systems, Inc. (1974-1986); Director of Isotechnologies, Inc.
Edna K. Morris......................   42    Senior Vice President, Human Resources of Flagstar (1993-present); Vice
                                             President, Education and Development of Flagstar (1992-1993); Senior Vice
                                             President/Human Resources of Hardee's Food Systems, Inc. (1987-1992); Director of
                                             Employee Relations of Hardee's Food Systems, Inc. (1987); Personnel Manager,
                                             Consolidated Diesel Company, a joint venture between J. I. Case and Cummins
                                             Engine Company (1981-1987); Personnel Manager, Manufacturing of Hardee's Food
                                             Systems, Inc. (1980-1981).
Raymond J. Perry....................   52    Senior Vice President of Flagstar and Chief Operating Officer of El Pollo Loco
                                             (1993-present); President of Kelly's Coffee & Fudge Factory (1991-1993);
                                             Executive Vice President of Carl's Jr. Restaurants (1989-1991); Group Vice
                                             President of Carl's Jr. Restaurants (1988-1989); Vice President of Operations of
                                             Carl's Jr. Restaurants (1986-1988).
C. Ronald Petty.....................   49    Senior Vice President of Flagstar and Chief Operating Officer of Denny's
                                             (1993-present); Independent Consultant (1992-1993); President and Chief Executive
                                             Officer of Miami Subs Corporation (1990-1992); President and Chief Operating
                                             Officer of Burger King Corporation, US Division (1988-1990); President,
                                             International Division of Burger King Corporation (1986-1988).
C. Burt Duren.......................   35    Vice President, Tax of Flagstar (1993-present); Treasurer of Flagstar (January
                                             1994-present); Director of Tax of Flagstar (1989-1993); Senior Tax Manager,
                                             Deloitte & Touche (1988-1989).
Norman J. Hill......................   51    Vice President, Field Human Resources of Flagstar (1993-present); Vice President,
                                             Human Resources of Perkins Family Restaurants, L.P. (1986-1993).
Thomas R. Holt......................   37    Vice President, Information Services of Flagstar (1993-present); Director,
                                             Information Services of Flagstar (1991-1993); Director, Management Information
                                             Services of Flagstar Systems, Inc. (1988-1990); Manager, Information Services of
                                             Carpet and Rug Division of Fieldcrest Cannon (1987-1988).
James A. Marshall...................   44    Vice President and Associate General Counsel of Flagstar (1992-present); Director of Asset Management of Hardee's Food Systems, Inc. (1990-1992); Assistant General
                                             Counsel and Assistant Secretary of Hardee's Food Systems, Inc. (1985-1990).
Coleman J. Sullivan.................   44    Vice President, Communications of Flagstar (1990-present); Vice President of
                                             Brown Boxenbaum, Inc. (public relations firm) (1986-1990); Director, Financial
                                             Relations, Transworld Corporation (1984-1986).

                                                                             CURRENT PRINCIPAL
                                                                       OCCUPATION OR EMPLOYMENT AND
NAME                                   AGE                             FIVE-YEAR EMPLOYMENT HISTORY

Stephen W. Wood.....................   35    Vice President, Compensation, Benefits and Employee Information Systems of
                                             Flagstar (1993-present); Senior Director, Compensation, Benefits and Employee
                                             Information Systems of Flagstar (1993); Director, Benefits and Executive
                                             Compensation of Hardee's Food Systems, Inc. (1991-1993); Consultant of Hewitt
                                             Associates (benefit consultants that performed services for the Company in 1993)
                                             (1990); McGuire, Woods, Battle & Boothe (law firm) (1984-1990).
Mark E. Young.......................   36    Vice President and Controller of Flagstar (January 1994-present); Special
                                             Projects Manager, Finance of Flagstar (1993-January 1994); Vice President,
                                             Finance and Treasurer of BET USA Inc. (contract services) (1988-1992); Senior
                                             Manager, Deloitte & Touche (accounting firm which served as independent auditors for the Company in 1993) (1986-1988).

(a) Messrs. Maw and McManus are brothers-in-law.
(For information with respect to Mr. Richardson, see "Election of Directors." For information with respect to Messrs. Biggs, Moseley and Wynn, see
"Management -- Executive Officers of FCI.")
                             EXECUTIVE COMPENSATION
COMPENSATION AND STOCK OPTION COMMITTEE REPORT
     The Company's former Compensation Committee and Stock Option Committee, predecessor committees of the current Compensation and Stock Option Committee of the Company (including such predecessor committees, the "Committee"), were created on December 15, 1992. Due to the relatively short period of time between the formation of such committees and the time for implementation of the Company's 1993 officer compensation program, such program was generally consistent with that in effect in 1992. (The Committee generally agreed, however, with the focus and direction of the 1992 program.) The following is an explanation of the 1993 program.
     1993 OFFICER COMPENSATION PROGRAM
     The 1993 officer compensation program of Flagstar had three primary components:
     (Bullet) Base salary established on the basis of non-quantitative factors such as positions of responsibility and authority, years of service and annual performance evaluations.
     (Bullet) Short-term incentives under the Company's 1993 Incentive
              Compensation Plan (for officers other than the Chief Executive Officer) based on Company EBITDA, as compared to predetermined EBITDA goals for the year, subject to Committee discretion with respect to a portion (as described below) of the amounts that may be awarded thereunder based on the Committee's non-quantitative evaluation of Company performance under the direction of management. As discussed below, in light of the Company's EBITDA results in 1993, the Company made no payments under the 1993 Incentive Compensation Plan.
     (Bullet) Long-term incentives, which in 1993, consisted solely of stock options.
     Officers (including the Chief Executive Officer) were also eligible in 1993 to participate in various benefits plans similar to those provided to other employees of the Company. Such benefits plans are intended to provide a safety net of coverage against various events, such as death, disability and retirement.
     The Company's officer compensation program is designed with stockholder value as a primary concern. It focuses on Company performance (EBITDA) that rewards the generation of funds to repay debt and makes the Company stronger for stockholders. Through the stock option program, it also rewards officers and others based on stock price increases over time.
     During 1993, the Company undertook a comprehensive study of its approach to officer compensation, including a review of (i) competitive levels of compensation principally in relation to other restaurant and food service companies (such as those included in the S&P Restaurant Index in the performance graph elsewhere herein), and (ii) the relative mix of compensation among base salary, benefits, short-term incentives and long-term incentives. (The comparison groups also included certain food manufacturing and hospitality companies not included in the performance graph index because the Committee considered those to be relatively comparable industries.) That study generally indicated that, with certain exceptions, the Company's officer compensation program is somewhat lower than comparison groups with regard to base salary and long-term incentives and in aggregate terms (although the Company's potential short-term incentive compensation was somewhat higher than that of the comparison groups). Although the Committee expects ultimately to make certain base salary adjustments based on this study, due to current financial constraints on the Company, the results of the study have generally not been reflected in changes to officer compensation for 1994. Results of the study were taken into account, however, with regard to the Company's grant of stock options in 1993 as discussed elsewhere herein.
     The Company's 1993 Incentive Compensation Plan established a potential bonus pool for the payment of year-end bonuses to Company officers and other key personnel based on 1993 performance and operating results. Under this plan successive EBITDA target levels were established, the Company's achievement of which would have resulted in the allocation of a "Performance Award" to the bonus pool in gradually increasing amounts. Payments from this Performance Award would then generally be allocated and paid out among participants based on a percentage of their respective annual salary levels. In addition to the Performance Award, the 1993 Incentive Compensation Plan included a "Board Award" in an amount of up to $2,000,000 which could be allocated to plan participants in the Board's discretion without regard to the achievement of specific EBITDA target levels.
     In December 1993, the Committee reviewed the status of the 1993 Incentive Compensation Plan and anticipated year-end operating results. In light of EBITDA results for the year (which fell short of the threshold EBITDA target level for a Performance Award) and pursuant to management recommendation, the Committee determined that there would be no bonus payments to officers under the 1993 Incentive Compensation Plan.
     The Committee granted stock options to Company officers in 1993 in conjunction with a broad based stock option program. For details concerning the grant of options to the executive officers named in the Summary Compensation Table below, see "Executive Compensation -- Stock Options -- Option Grants in 1993." The Committee allocated options to the named executive officers based on an evaluation of their relative levels of responsibility for and contribution to the Company's operating results (in relation to the Company's other optionees) and to provide them with significant long-term incentives to enhance stockholder value. The number of shares issuable upon exercise of such options were also deemed to be generally consistent with target stock ownership levels based on the market studies undertaken by the Company (in conjunction with the officer compensation study referred to above) of other large public companies. In connection with the grant of options in 1993, certain previously granted options with higher exercise prices were canceled. For additional information, see "Executive Compensation -- Stock Options -- Ten-Year Option Repricings."
     CHIEF EXECUTIVE OFFICER COMPENSATION
     In August 1992, Mr. Richardson and the Company executed an employment agreement in connection with the recapitalization of the Company, the principal elements of which were completed on November 16, 1992 (the "Recapitalization"). The terms of such agreement, including the base salary thereunder for 1993, were based on arms'-length negotiations among the parties to the Recapitalization. See "Executive Compensation -- Employment Agreements" for information concerning Mr. Richardson's compensation in 1993 pursuant to this agreement.
     As indicated above, Company officers received no incentive compensation for 1993. Mr. Richardson's right to receive incentive compensation for 1993 was governed by his employment agreement and was not a part of the 1993 Incentive Compensation Plan. See "Executive Compensation -- Employment Agreements." In conjunction with the determination not to award bonuses under that plan, however, and pursuant to Mr. Richardson's recommendation, he also received no incentive compensation for 1993.
     COMPENSATION AND STOCK OPTION COMMITTEE

Paul E. Raether, Chairman
Clifton S. Robbins
Michael T. Tokarz

COMPENSATION OF OFFICERS
     No executive officer of FCI is compensated directly by FCI in connection with services provided to the Company. All such executive compensation is paid by Flagstar. Set forth below is information for 1993, 1992 and 1991 with respect to compensation for services to the Company of Jerome J. Richardson, the Chief Executive Officer of the Company, and each of the five most highly compensated executive officers (other than the Chief Executive Officer) of the Company during 1993.
                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM COMPENSATION       ALL
                                                                                              AWARDS              OTHER
NAME AND                                             ANNUAL COMPENSATION (1)        SECURITIES UNDERLYING    COMPENSATION
PRINCIPAL POSITION                                 YEAR   SALARY($)(2)    BONUS($)        OPTIONS (#)(3)          ($)(4)
Jerome J. Richardson                               1993     $ 824,355        --              --                  $ 13,652
  Chief Executive Officer                          1992     $ 776,804     $750,000             600,000           $ 15,286
  of Flagstar                                      1991     $ 641,663     $500,000           --                  $ 16,739
A. Ray Biggs                                       1993     $ 198,132        --                 60,000             --
  Senior Vice President                            1992     $ 166,468     $104,500               6,000(5)          --
  and Chief Financial Officer                      1991       --             --              --                    --
  of Flagstar
David F. Hurwitt                                   1993     $ 230,664        --                 35,000(6)          --
  Formerly Senior Vice President,                  1992     $ 179,347     $103,125               7,200(5)          --
  Marketing of Flagstar                            1991       --             --              --                    --
Samuel H. Maw                                      1993     $ 280,861        --                 80,000             --
  Senior Vice President,                           1992     $ 273,024     $124,888           --                    --
  Product Development                              1991     $ 245,361     $ 66,300           --                    --
  and Distribution
  of Flagstar and Chief
  Operating Officer of
  Canteen Corporation
H. Stephen McManus                                 1993     $ 238,495        --                 80,000             --
  Executive Vice President,                        1992     $ 215,271     $104,545           --                    --
  Restaurant Operations                            1991     $ 173,687     $ 57,400           --                    --
  of Flagstar
Alan R. Plassche                                   1993     $ 201,773        --                       (6)          --
  Formerly Senior Vice                             1992     $ 124,705     $ 67,035           --                    --
  President of Flagstar and                        1991       --             --              --                    --
  Chief Operating Officer
  of Canteen Corporation

(1) The amounts shown for each named executive officer exclude perquisites and other personal benefits that did not exceed, in the aggregate, the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer for any year included in this table.
(2) The amounts shown for 1993 include accruals of $62,082, $26,823 and $9,027 for Messrs. Richardson, Maw and McManus, respectively, under a supplemental executive retirement plan. The amounts shown for 1992 include accruals of $58,053, $30,119 and $11,920 for Messrs. Richardson, Maw and McManus, respectively, under the same plan, while the amounts shown for 1991 include accruals of $34,421, $25,220 and $5,966 for Messrs. Richardson, Maw and McManus, respectively.
(3) For additional information concerning the grant of options in 1993, see "Executive Compensation -- Stock Options" below. Options to purchase Common Stock were granted to Mr. Richardson on December 15, 1992 pursuant to the 1989 Option Plan and his employment agreement dated as of August 11, 1992, upon the termination of his prior option to purchase 160,000 shares of Common Stock. Such options become exercisable at the rate of 20% per year beginning on November 16, 1993, conditioned upon his continued employment with the Company. Pursuant to Mr. Richardson's employment agreement, all shares of Common Stock that Mr. Richardson acquires upon any exercise of such options shall be subject to the Richardson Shareholder

    Agreement. See "Executive Compensation -- Employment
    Agreements -- Richardson Employment Agreement" and "General -- Ownership of Capital Securities -- Richardson Shareholder Agreement" for additional information.
(4) The amounts shown for Mr. Richardson are all split-dollar insurance premium payments paid by the Company for the years indicated.
(5) Options granted in 1992 to Messrs. Biggs and Hurwitt were canceled in 1993 in connection with the issuance of new options having a lower exercise price. For additional information, see "Executive Compensation -- Stock Options."
(6) All options granted to Mr. Hurwitt in 1993 were terminated upon termination of his employment with the Company as of March 31, 1994. Mr. Plassche received options to purchase 80,000 shares of Common Stock in 1993. Such options were terminated, however, upon termination of his employment with the Company as of November 15, 1993.
STOCK OPTIONS
     Set forth below is information with respect to individual grants of stock options made during 1993 to Messrs. Biggs, Hurwitt, Maw, McManus and Plassche. No stock options were granted in 1993 to Mr. Richardson.
                             OPTION GRANTS IN 1993

                                            INDIVIDUAL GRANTS
                                                                          % OF                               POTENTIAL REALIZABLE
                                                         NUMBER OF        TOTAL
                                                         SECURITIES      OPTIONS                               VALUE AT ASSUMED
                                                         UNDERLYING      GRANTED    EXERCISE                 ANNUAL RATES OF STOCK
                                                          OPTIONS          TO       OR BASE                   PRICE APPRECIATION
                                                          GRANTED       EMPLOYEES    PRICE     EXPIRATION       FOR OPTION TERM
NAME                                                       (#)(1)        IN 1993     ($/SH)       DATE        5% ($)     10% ($)
A. Ray Biggs                                               60,000          2.4%      $11.25      06-29-03    $ 425,250  $1,073,250
David F. Hurwitt                                           35,000          1.4%      $11.25      06-29-03    $ 248,063  $  626,063
Samuel H. Maw                                              80,000          3.2%      $11.25      06-29-03    $ 567,000  $1,431,000
H. Stephen McManus                                         80,000          3.2%      $11.25      06-29-03    $ 567,000  $1,431,000
Alan R. Plassche                                           80,000          3.2%      $11.25      06-29-03    $ 567,000  $1,431,000

(1) Such options were granted on June 29, 1993 pursuant to the 1989 Option Plan. The exercise price for such options was established at the market price for the Common Stock at the date of grant. Such grants were effected in conjunction with, in the case of Messrs. Biggs, Hurwitt, Maw and McManus, the termination of prior options to purchase 6,000, 7,200, 8,400 and 7,200 shares, respectively. Such options are exercisable at the rate of 40% as of June 29, 1995 and 20% per year thereafter, conditioned upon continued employment with the Company. Under the 1989 Option Plan, the exercise price of shares of Common Stock purchased upon the exercise of an option may be paid in cash or by surrender of other shares of Common Stock having a fair market value on the date of exercise equal to such exercise price, or in a combination of cash and such shares. Upon termination of employment of a holder, all of such holder's options not then exercisable expire and terminate, but all of such holder's exercisable options remain exercisable for one year; provided that, if such termination is voluntary or without cause, such holder's exercisable options generally remain exercisable for sixty days, and provided further that, if such termination is for cause, such exercisable options shall expire and terminate as of the date of termination. Mr. Hurwitt's and Mr. Plassche's options were later terminated in connection with the termination of their employment with the Company.

     The following table sets forth information with respect to the 1993 year-end values of unexercised options, all of which were granted by the Company pursuant to the 1989 Option Plan, held by Jerome J. Richardson, the Chief Executive Officer of the Company, and each of the other persons named in the Summary Compensation Table above:
                    AGGREGATED OPTION EXERCISES IN 1993 AND
                         FISCAL YEAR-END OPTION VALUES

                                                                                          NUMBER OF
                                                                                         SECURITIES              VALUE OF
                                                                                         UNDERLYING           UNEXERCISED IN-
                                                                                     UNEXERCISED OPTIONS     THE-MONEY OPTIONS
                                                                                     AT FISCAL YEAR-END     AT FISCAL YEAR-END
                                                                                             (#)                    ($)
                                                                                        EXERCISABLE/           EXERCISABLE/
NAME                                                                                    UNEXERCISABLE          UNEXERCISABLE
Jerome J. Richardson..............................................................     120,000/480,000               -- / --
A. Ray Biggs......................................................................          -- /60,000               -- / --
David F. Hurwitt..................................................................          -- /35,000               -- / --
Samuel H. Maw.....................................................................          -- /80,000               -- / --
H. Stephen McManus................................................................          -- /80,000               -- / --
Alan R. Plassche..................................................................             -- / --               -- / --

No options held by the foregoing persons were exercised in 1993.

     Set forth below is information with respect to repricings of stock options held by all executive officers since FCI became a public company in 1989. The 1993 repricings were made at the then current market price for the Common Stock.
                           TEN-YEAR OPTION REPRICINGS

                                                                                                               LENGTH OF
                                                                                                               ORIGINAL
                                                NUMBER OF      MARKET PRICE       EXERCISE                    OPTION TERM
                                               SECURITIES      OF STOCK AT        PRICE AT                     REMAINING
                                               UNDERLYING        TIME OF          TIME OF          NEW        AT DATE OF
                                                 OPTIONS       REPRICING OR     REPRICING OR     EXERCISE      REPRICING
                                               REPRICED OR      AMENDMENT        AMENDMENT        PRICE           OR
NAME AND PRINCIPAL POSITION         DATE       AMENDED (#)         ($)              ($)            ($)         AMENDMENT
Jerome J. Richardson              12/15/92       100,000(1)       $20.30           $20.00         $15.00        7 years
  Chief Executive Officer         12/15/92        60,000(1)       $20.30           $20.00         $17.50        7 years
  of Flagstar
A. Ray Biggs                      06/29/93         6,000          $11.25           $20.00         $11.25        9 years
  Senior Vice President and
  Chief Financial Officer
  of Flagstar
C. Burt Duren                     06/29/93           800          $11.25           $20.00         $11.25        6 years
  Vice President, Tax and
  Treasurer of Flagstar
Thomas R. Holt                    06/29/93           920          $11.25           $20.00         $11.25        6 years
  Vice President,
  Information Services
  of Flagstar
Jerry A. Houck                    06/29/93         5,280          $11.25           $20.00         $11.25        6 years
  Senior Vice President,          06/29/93           720          $11.25           $20.00         $11.25        9 years
  Construction and Real
  Estate of Flagstar
David F. Hurwitt                  06/29/93         7,200          $11.25           $20.00         $11.25        9 years
  Formerly Senior Vice
  President,
  Marketing of Flagstar
James R. Kibler                   06/29/93         6,000          $11.25           $20.00         $11.25        6 years
  Senior Vice President
  of Flagstar and Chief
  Operating Officer of
  Hardee's
Samuel H. Maw                     06/29/93         8,400          $11.25           $20.00         $11.25        6 years
  Senior Vice President,
  Product Development
  and Distribution of
  Flagstar and Chief
  Operating Officer
  of Canteen Corporation
H. Stephen McManus                06/29/93         7,200          $11.25           $20.00         $11.25        6 years
  Executive Vice President,
  Restaurant Operations
  of Flagstar
George E. Moseley                 06/29/93         4,800          $11.25           $20.00         $11.25        9 years
  Vice President and
  Secretary of
  Flagstar
Coleman J. Sullivan               06/29/93         4,800          $11.25           $20.00         $11.25        9 years
  Vice President,
  Communications of
  Flagstar
Robert L. Wynn, III               06/29/93         6,000          $11.25           $20.00         $11.25        9 years
  Senior Vice President and
  General Counsel of
  Flagstar

Footnote appears on the following page.

(1) Under the terms of his Employment Agreement (as defined herein), which took effect on November 16, 1992, Mr. Richardson received upon the termination of the ten-year option that he received from FCI in 1989 to purchase 160,000 shares of Common Stock at $20.00 per share (and provided that he continues to be employed by the Company unless his employment is terminated as a result of "Termination Without Cause" (as defined therein)), the grant of a new option or options to purchase 600,000 shares of Common Stock, exercisable at the rate of 20% per year beginning on November 16, 1993 and subject to exercise prices of $15.00 per share for 100,000 shares and $17.50 per share for 500,000 shares.
     The new stock options granted in 1993 to the named officers (in consideration for the cancellation of prior options) are part of a broad based stock option program implemented in 1993 under the 1989 Option Plan that also included the grant of additional options to the named officers, together with grants to other officers (not involving repricings) and other non-officer employees. Such grants are intended to provide significant long-term management incentives. The determination to grant such options and the terms thereof (including current market exercise prices in the case of the repriced options), together with the increase in the number of options granted to the named officers, was intended to provide maximum motivation to optionees to bring the Company to profitability and increase stockholder value in the shortest possible time.
     The Committee determined that the repricing of options previously granted was in the Company's best interest because, in its view, the exercise prices of such former options provided little direct incentive to Company employees and because the circumstances which resulted in such options being significantly "out-of-the-money" were deemed principally to be outside the control of such optionees.
     COMPENSATION AND STOCK OPTION COMMITTEE
        Paul E. Raether, Chairman
        Clifton S. Robbins
        Michael T. Tokarz
RETIREMENT PLANS
     Separate retirement plans are maintained by Flagstar subsidiaries, Canteen Corporation and Flagstar Systems, Inc. Each plan is described below.
     The following table shows the estimated annual benefits for a single life annuity that could be payable under the Canteen Retirement Plan (as defined) and Flagstar Retirement Plan (as defined), each as amended, upon a person's normal retirement at age 65 if that person were in one of the following classifications of assumed compensation and years of credited service.

           AVERAGE ANNUAL REMUNERATION OVER                                    YEARS OF SERVICE
                  A FIVE-YEAR PERIOD                        15           20           25           30           35
$  200,000............................................   $ 43,410     $ 57,881     $ 72,351     $ 86,821     $100,000
   250,000............................................     54,660       72,881       91,101      109,321      125,000
   300,000............................................     65,910       87,881      109,851      131,821      150,000
   350,000............................................     77,160      102,881      128,601      154,321      175,000
   400,000............................................     88,410      117,881      147,351      176,821      200,000
   500,000............................................    110,910      147,881      184,851      221,821      250,000
   600,000............................................    133,410      177,881      222,351      266,821      300,000
   700,000............................................    155,910      207,881      259,851      311,821      350,000
   800,000............................................    178,410      237,881      297,351      356,821      400,000
   900,000............................................    200,910      267,881      334,851      401,821      450,000
 1,000,000............................................    223,410      297,881      372,351      446,821      500,000
 1,200,000............................................    268,410      357,881      447,351      536,821      600,000
 1,400,000............................................    313,410      417,881      522,351      626,821      700,000
 1,600,000............................................    358,410      477,881      597,351      716,821      800,000

     The Canteen Corporation Retirement Plan for Salaried Employees (the "Canteen Retirement Plan") is noncontributory and covers salaried employees of the Company's Canteen operations (and its predecessors) and certain of Canteen's subsidiaries other than "highly compensated employees" as defined in the Code. Highly compensated employees were excluded from future service accruals effective January 1, 1989.
     A participant's annual benefit under the Canteen Retirement Plan at normal retirement age is calculated by multiplying the number of years of participation in the Canteen Retirement Plan (not to exceed 35 years) by the sum of one percent of the average Compensation (as defined below) paid during 60 consecutive calendar months chosen to produce the highest average ("Average Compensation" for purposes of this paragraph) plus an additional one-half of one percent of the Average Compensation in excess of the average Social Security wage base. Benefits payable cannot exceed 50% of Average Compensation. Plan benefits are normally in the form of a life annuity or, if the retiree is married, a joint and survivor annuity. An employee becomes a participant as of any January 1 following the later of the date of employment or the attainment of age twenty and one-half. "Compensation" for purposes of this paragraph consists of all remuneration paid by the employer to the employee for services rendered as reported or reportable on Form W-2 for federal income tax withholding purposes (including the amount of any 1992 year-end bonus paid in 1993), excluding severance pay, pay during layoff, relocation allowance, cost of living differentials, special overseas premiums, compensation resulting from participation in, or cancellation of, stock option plans, contributions by the employer to the Canteen Retirement Plan or any other benefit plan and imputed income resulting from the use of the corporate aircraft or company cars. Except for limited purposes described in the plan, Compensation also shall include any deferred compensation under a Section 401(k) plan maintained by the employer and salary reduction amounts under a Section 125 plan maintained by the employer. The funding of the Canteen Retirement Plan is based upon actuarial determinations.
     Ancillary to the Canteen Retirement Plan is a nonqualified plan for key executive employees to provide future service benefits and benefits in excess of the annual maximum benefits limit under the Code to highly compensated employees. "Compensation" and "Average Compensation" are defined in this ancillary plan the same way they are defined in the Canteen Retirement Plan. The supplemental executive retirement plan provides additional benefits to certain key executive employees. Benefits payable under the ancillary plan are included in the table above.
     The Flagstar Pension Plan (the "Flagstar Retirement Plan"), which is noncontributory, generally covers all employees of Flagstar and its subsidiaries (other than its Canteen and Denny's subsidiaries) who have attained the age of 21 and who have completed twelve consecutive months of service. There are two entry dates per year for new employees, January 1 and July 1. As a result of a plan amendment effective January 1, 1989, a participant's annual retirement benefit under the Flagstar Retirement Plan at normal retirement age is calculated by multiplying the number of years of participation in the Flagstar Retirement Plan (not to exceed 35 years) by the sum of one percent of the average Compensation (as defined below) paid during 60 consecutive calendar months chosen to produce the highest average ("Average Compensation" for the purposes of this paragraph) plus an additional one-half of one percent of the Average Compensation in excess of the average Social Security wage base. Benefits payable cannot exceed 50% of the Average Compensation. Plan benefits are normally in the form of a life annuity or, if the retiree is married, a joint and survivor annuity. "Compensation" for the purposes of this paragraph consists of all remuneration paid by the employer to the employee for services rendered as reported or reportable on Form W-2 for federal income tax withholding purposes (including the amount of any 1992 year-end bonus paid in 1993), excluding severance pay, pay during layoff, relocation allowance, cost of living differentials, special overseas premiums, compensation resulting from participation in, or cancellation of, stock option plans, contributions by the employer to the Flagstar Retirement Plan or any other benefit plan and imputed income resulting from the use of the corporate aircraft or company cars. Except for limited purposes described in the plan, Compensation also shall include any deferred compensation under a Section 401(k) plan maintained by the employer and salary reduction amounts under a Section 125 plan maintained by the employer. The funding of the Flagstar Retirement Plan is based on actuarial determinations.
     Ancillary to the Flagstar Retirement Plan is a nonqualified plan for key executive employees to provide future service benefits and benefits in excess of the annual maximum benefits limit under the Code to certain key employees. "Compensation" and "Average Compensation" are defined in this ancillary plan the same way they are defined in the Flagstar Retirement Plan. A supplemental executive retirement plan provides additional benefits to certain key executives. Benefits payable under the ancillary plan are included in the table above.

     The annual limit for both qualified plans for 1993 was $115,641, except that, for those plan participants whose accrued benefits exceeded $90,000 prior to January 1, 1983, the annual limit is equal to the 1982 accrued benefit. All benefits under the nonqualified plans are paid out of the general funds of the employer.
     Except for the addition of 1992 bonuses paid in 1993, the Compensation included under the Canteen and Flagstar Retirement Plans (including the ancillary nonqualified plans) generally corresponds with the annual compensation of the named executive officers in the Summary Compensation Table above. Includable Compensation for 1993 for Messrs. Richardson, Biggs and Hurwitt was $1,016,323, $ 220,199 and $286,721, respectively.
     As of December 31, 1993, the estimated credited years of service under the Flagstar Retirement Plan for Messrs. Richardson, Biggs, Hurwitt, Maw, and McManus at normal retirement age was 40, 14, 11, 29 and 36, respectively.
     The early retirement provisions of the Canteen and Flagstar Retirement Plans were amended effective January 1, 1989 to provide an improved benefit for long service employees. Employees with age and service equalling or exceeding 85 and who are within five years of the Social Security normal age will receive no reduction of accrued benefits. Employees who are at least 55 years of age with 15 years of service will receive a reduction of three percent in accrued benefits for the first five years prior to normal retirement date and six percent for the next five years. Accrued benefits for employees retiring with less than 15 years of service will be actuarially reduced beginning at age 55. Vesting of retirement benefits was also changed to comply with the law from ten-year cliff vesting at Canteen and 12-year graduating vesting at Flagstar to five-year cliff vesting for both plans.
FLAGSTAR THRIFT PLAN
     The Thrift Plan is designed to encourage and facilitate systematic savings by eligible employees. The Thrift Plan is available to salaried employees who are not governed by a collective bargaining agreement and who are employed by Flagstar or any subsidiary that adopts the Thrift Plan with the consent of the Board of Directors. Participation in the Thrift Plan is voluntary. The Thrift Plan may be amended by the Board of Directors from time to time, but such amendments may not diminish the securities or cash in the account of a participant.
     A participant in the Thrift Plan generally may choose either of two options for contributions: an after-tax option or a pre-tax option. An employee may not make both after-tax and pre-tax contributions in the same month.
     A salaried employee is eligible to participate in the Thrift Plan if the employee (i) has attained 21 years of age, (ii) has completed one year of service (as defined) and (iii) is not subject to a collective bargaining agreement. Under the after-tax option, each participant specifies a percentage of compensation (as defined in the Thrift Plan) to be contributed to the Thrift Plan, which contribution is made by payroll deduction. No participant may contribute more than 10% of annual compensation. Flagstar contributes a matching amount equivalent to 25% of the participant's contribution, subject to certain statutory limits. Contributions of the participants and Flagstar are invested in investment vehicles designated by the plan administrator. A participant is able to withdraw certain eligible contributions once per calendar year or at early retirement age, upon normal retirement, upon termination of employment, upon disability or at death.
     Under the pre-tax option, an eligible employee may make a contribution to the Thrift Plan on a pre-tax basis, pursuant to Section 401(k) of the Code, by deferring up to 10% of such employee's compensation (as defined in the Thrift
Plan) but not more than $8,994 (for 1993, the amount being indexed annually) per year, which is then contributed by Flagstar to the Thrift Plan. Flagstar currently matches 25% of the employee pre-tax contribution up to 6% of the employee's compensation (as defined in the Thrift Plan) plus 75% of the first $500 of employee pre-tax contributions. Contributions are invested in investment vehicles designated by the plan administrator. Flagstar's matching contributions are invested pursuant to participants' investment directions for their pre-tax and after-tax contributions. A participant is able to withdraw pre-tax matching contributions (and earnings thereon) once per quarter, provided such contributions were made prior to January 1, 1988. A participant may withdraw his own pre-tax contributions (including earnings thereon through December 31, 1988) upon the showing of an immediate and substantial financial hardship as defined in the plan. Upon the attainment of age 59 1/2, as well as upon the occurrence of retirement, death, disability or termination of service, a participant generally may withdraw all contributions and earnings thereon. Flagstar's contributions vest upon contribution.

     Effective June 14, 1990, Common Stock again became an optional investment vehicle under the Thrift Plan. Participants may direct the investment of up to 25% of their own contributions and the matching contributions in Common Stock. Participants also may transfer amounts from other investment vehicles into Common Stock. In no event, however, may a participant transfer amounts into Common Stock that would result in the ownership of Common Stock exceeding 25% of the participant's total interest in the Thrift Plan.
     On October 26, 1988, the Board of Directors of Flagstar approved certain amendments to the Thrift Plan. These amendments were necessitated by changes in the federal tax laws and became effective on January 1, 1989. As a result of the amendments, highly compensated employees, as defined by the Code and the regulations thereunder, and including the executive officers of Flagstar, are no longer eligible to make pre-tax or after-tax contributions to the Thrift Plan. In lieu of this benefit, such employees received certain salary increases.
     Under the Thrift Plan, shares of the Common Stock attributable to participating employees' contributions and contributions by Flagstar will be voted by the plan trustee in accordance with the employee's instructions and, absent such instructions, in the trustee's discretion.
EMPLOYMENT AGREEMENTS
     RICHARDSON EMPLOYMENT AGREEMENT
     Concurrently with the execution of the Purchase Agreement, Mr. Richardson and Flagstar entered into an employment agreement (the "Employment Agreement"), which took effect on November 16, 1992, and which provides that Flagstar will employ Mr. Richardson as Chief Executive Officer and Chairman of the Board of Flagstar until November 16, 1997 or his earlier death or termination of employment by reason of permanent disability, voluntary termination of employment or involuntary termination for cause (as defined). The Employment Agreement prohibits Mr. Richardson from soliciting employees of Flagstar or its affiliates and from engaging in certain competitive activities generally during his term of employment and for a period of three years after termination of employment. The Employment Agreement further prohibits Mr. Richardson from using or disclosing certain "confidential" or "proprietary" information for purposes other than carrying out his duties with the Company.
     Under the Employment Agreement, Mr. Richardson is entitled to receive (i) an annual base salary at the rate of $750,000 per year from November 16, 1992 through December 31, 1993 and at a rate determined by the Compensation and Stock Option Committee of Flagstar's Board of Directors annually thereafter, (ii) an annual performance bonus targeted to equal his base salary if Flagstar and Mr. Richardson achieve budgeted financial and other performance targets, to be established annually by the Compensation and Stock Option Committee, and (iii) subject to the termination of the ten-year option that Mr. Richardson received from FCI in 1989 to purchase 160,000 shares of Common Stock at $20.00 per share (the "Prior Option") (and provided that he continues to be employed by the Company unless his employment is terminated as a result of a "Termination Without Cause" (as defined therein)), the grant of a new option or options to purchase 600,000 shares of Common Stock, to be exercisable at the rate of 20% per year beginning on November 16, 1993 and subject to exercise prices of $15.00 per share for 100,000 shares and $17.50 per share for 500,000 shares. In December 1992, Mr. Richardson terminated his Prior Option and was granted such options to purchase 600,000 shares of Common Stock. The Employment Agreement also entitles Mr. Richardson to participate in all of the Company's benefit plans. As a condition to Mr. Richardson entering into the Employment Agreement which extends his term of employment with Flagstar for an additional three years, FCI advanced funds (the "Richardson Loan") to refinance approximately $13,900,000 outstanding principal and certain interest due on a 1989 loan from NationsBank of North Carolina, N.A. to Mr. Richardson. Mr. Richardson used the proceeds of the 1989 loan to finance his purchase of approximately 800,000 shares of Common Stock. For additional information concerning the Richardson Loan, see "Certain Transactions."
     In the event of Mr. Richardson's termination of employment during the term of the Employment Agreement, Flagstar is required to make payments as follows based upon the cause of termination of employment: (i) if by reason of death, Mr. Richardson's surviving spouse is entitled to be paid an amount equal to Mr. Richardson's base salary for a one-year period after his death; (ii) if by reason of permanent disability, Mr. Richardson is entitled to be paid one-half of his base salary and annual bonus for a period of two years after termination of employment; and (iii) if by Flagstar other than for "cause," or by Mr. Richardson following a material breach by

Flagstar of a material provision of the Employment Agreement (each, a "Termination Without Cause"), Mr. Richardson is entitled to be paid immediately upon such termination a lump sum amount equal to his base salary and bonuses (deemed to be $1,500,000, in the aggregate, per year) and his other benefits for the remaining term of the agreement.
     OTHER EMPLOYMENT AGREEMENTS
     Mr. Biggs has in effect a three (3) year employment agreement with Flagstar to serve at the direction of the Chief Executive Officer of Flagstar, subject to earlier termination upon his death or termination of employment by reason of permanent disability, voluntary termination of employment or involuntary termination for cause (as defined). The agreement prohibits Mr. Biggs from soliciting employees of Flagstar or its affiliates and from engaging in certain competitive activities generally during the term of his employment and for a period of one year after termination of employment. The agreement further prohibits Mr. Biggs from using or disclosing certain "confidential" or "proprietary" information for purposes other than carrying out his duties with the Company.
     Under the agreement, Mr. Biggs is entitled to receive (i) an annual base salary at the rate of $190,000 per year (subject to increase in the Company's discretion based on annual reviews and annual cost of living adjustments) and
(ii) an annual cash bonus determined under the terms of the Company's senior management incentive compensation plan provided certain performance targets are met. The agreement also entitles Mr. Biggs to participate in all of the Company's benefit plans.
     In the event of Mr. Biggs' termination of employment during the term of his employment agreement, Flagstar is required to make payments as follows based upon the cause of termination of employment: (i) if by reason of death, Mr. Biggs' surviving spouse is entitled to be paid an amount equal to Mr. Biggs' base salary for a one-year period after his death, together with accrued but unpaid bonuses then owing to Mr. Biggs; (ii) if by reason of permanent disability, Mr. Biggs is entitled to be paid one-half of his base salary for a period of two years after termination of employment, together with accrued but unpaid bonuses then owing to Mr. Biggs; and (iii) if by Flagstar other than for "cause," Mr. Biggs is entitled to be paid immediately upon such termination a lump sum amount equal to his base salary and bonuses and his other benefits for the remaining term of the agreement.
     Prior to the March 31, 1994 termination of his employment, Mr. Hurwitt was party to an employment agreement having terms and conditions providing his base salary (subject to annual increases in the Company's discretion and certain cost of living adjustments), a potential annual bonus under the Company's senior management incentive plan, and termination and restrictive covenant provisions similar to those for Mr. Biggs. In connection with the termination of Mr. Hurwitt's employment with the Company, Mr. Hurwitt received an amount equal to one year's base salary (consistent with his employment agreement) and an additional severance benefit (consistent with the Company's severance policy). See the Summary Compensation Table above.
COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     Messrs. Raether, Robbins and Tokarz served on the Company's Compensation and Stock Option Committee during 1993. Mr. Smart served on the former Compensation Committee until September 1993. Mr. Smart formerly served as an officer of Flagstar. He is currently counsel to Hughes, Hubbard & Reed, a law firm which performed services for the Company in 1993. Messrs. Tokarz and Robbins serve as officers of certain subsidiaries of the Company. Messrs. Raether and Tokarz are general partners and Mr. Robbins is an executive of KKR. In 1993, KKR received an annual financial advisory fee of $1,250,000.
     Pursuant to the Purchase Agreement, Associates has agreed that it will not, directly or indirectly, sell, assign, pledge, hypothecate or otherwise transfer any of the shares of Common Stock acquired under the Purchase Agreement or the Common Stock issuable upon exercise of the Warrants prior to December 31, 1994 (or such later date as is specified in the Purchase Agreement) except (i) in connection with a sale of or acceptance of an offer to purchase 90% or more of the outstanding shares of Common Stock, (ii) in connection with a merger or other similar extraordinary corporate transaction which results in a change of control of FCI and involves an entity which immediately prior thereto is not an affiliate of Associates, any partner thereof or FCI, or (iii) to certain affiliates of Associates or any partner thereof.
     The Purchase Agreement further provides that, until November 16, 1995, FCI shall maintain in full force and effect its existing directors' and officers' liability insurance policy with respect to events occurring prior to

November 16, 1992 (or, if such insurance is not available at a reasonable cost, as much such insurance as is available to it at a reasonable cost). FCI and its subsidiaries will maintain in effect the provisions in their respective charters and bylaws which provide for indemnification of FCI's and its subsidiaries' officers and directors with respect to events occurring prior to November 16, 1992. Associates also agreed not to engage in a Rule 13e-3 Transaction (as defined in Rule 13e-3 under the Exchange Act) prior to March 31, 1995 without the approval of a majority of the disinterested directors of FCI and a fairness opinion from an investment banking firm selected by such directors.
     Pursuant to the Purchase Agreement, FCI has agreed to indemnify and hold harmless Associates and its affiliates, directors, officers, advisors, agents and employees to the fullest extent lawful, from and against any and all losses, damages, claims, liabilities and actions arising out of or in connection with the Recapitalization and all expenses of investigating, preparing or defending any such claim or action (including reasonable legal fees and expenses); provided, however, that nothing contained in such indemnification provision is to be construed as a guarantee by FCI with respect to the value of the shares of Common Stock acquired under the Purchase Agreement or indemnification of Associates against any diminution in value thereof which may occur; and provided, further, that no indemnified party will be entitled to indemnification by FCI with respect to any of the foregoing arising solely from the bad faith or gross negligence (as finally determined by a court of competent jurisdiction) of such indemnified party or any of the affiliates, directors, officers, agents or employees of such indemnified party.
     See "General -- Ownership of Capital Securities" for additional information concerning other agreements among Associates, GTO, DLJ Capital, Mr. Richardson and FCI.
COMPENSATION OF DIRECTORS
     Directors of the Company other than Mr. Richardson are entitled to an annual retainer of $40,000. Directors are also reimbursed for expenses incurred in attending meetings of the Board of Directors and its committees.

STOCKHOLDER RETURN PERFORMANCE GRAPH
     Set forth below is a line graph comparing the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Restaurant Index for the period commencing December 6, 1989 and ending December 31, 1989 and the four years commencing January 1, 1990 and ending December 31, 1993. The graph and table assume that $100 was invested on December 6, 1989 in each of the Company's Common Stock, the Standard & Poor's 500 Stock Index and the Standard & Poor's Restaurant Index and that all dividends were reinvested.


                         (Graph appears here, see appendix)


                                                        DECEMBER 6,
                                                           1989         1989       1990      1991       1992       1993
S&P 500 Stock Index..................................      $ 100       $102.21    $99.04    $129.21    $139.05    $153.07
S&P Restaurant Index.................................      $ 100       $102.35    $89.16    $120.24    $154.03    $179.82
Flagstar Companies, Inc..............................      $ 100       $101.40    $64.78    $ 67.60    $ 90.13    $ 41.69

                              CERTAIN TRANSACTIONS
     Pursuant to the Employment Agreement, the Company advanced funds to Mr. Richardson to refinance approximately $13.9 million of his outstanding bank indebtedness. Interest and principal on the Richardson Loan is payable, subject to acceleration upon Mr. Richardson's earlier termination of employment for any reason, on November 16, 1997, and interest thereon accrues at the rate prescribed for five-year term loans under Section 7872 of the Code (5.6% per annum) as of the date the loan by the Company was made. The Richardson Loan is secured by 812,000 shares of Common Stock and certain other collateral as is required to comply with margin regulations. See "Executive
Compensation -- Employment Agreements -- Richardson Employment Agreement."
     GTO received fees of $250,000 in 1993 for certain financial advisory services. Under an existing agreement, GTO will be entitled to an additional $250,000 for such services in 1994.
     DLJ served as an underwriter in connection with the Company's issuance of certain indebtedness in 1993 in consideration for an underwriting discount of $4,059,000.
     In connection with his employment with the Company, Mr. Buckley, the Chief Operating Officer of the Company's Quincy's operation, received a non-interest bearing home equity advance from the Company in the amount of $113,000. Such advance was repaid in full by Mr. Buckley in 1994.
     For information concerning certain transactions in which KKR (and their affiliates) have an interest, see "Executive Compensation -- Compensation and Stock Option Committee Interlocks and Insider Participation."

                                 OTHER MATTERS
     In the event that any matters other than those referred to in the accompanying notice should properly come before and be considered at the Annual Meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

                             (Logo, see appendix)
                            Notice of Annual Meeting
                                      and
                                Proxy Statement
                                 ANNUAL MEETING
                                OF STOCKHOLDERS
                                   TO BE HELD
                                  JUNE 7, 1994

                            FLAGSTAR COMPANIES, INC.
P R O X Y
                  203 EAST MAIN STREET, SPARTANBURG, SC 29319
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
    The undersigned hereby appoints Paul E. Raether and Michael T. Tokarz as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of the Common Stock of Flagstar Companies, Inc. held of record by the undersigned on April 15, 1994, at the Annual Meeting of Stockholders to be held on June 7, 1994 or any adjournment thereof.
 1.  ELECTION OF DIRECTORS
     Nominees: Michael Chu, Vera King Farris, Hamilton E. James, Henry R. Kravis, Augustus K. Oliver, Paul E. Raether, Jerome J. Richardson, Clifton
     S. Robbins, George R. Roberts, L. Edwin Smart and Michael T. Tokarz (Mark only one of the following boxes.)
     ( ) VOTE FOR all nominees listed above, except vote withheld as to the following nominees (if any):

     ( ) VOTE WITHHELD as to all nominees
2.  SELECTION OF AUDITORS
    To ratify the appointment of Deloitte & Touche as the independent auditors for the Company for the fiscal year ending December 31, 1994.
    ( ) FOR                 ( ) AGAINST                 ( ) ABSTAIN
3.  AMENDMENT TO THE COMPANY'S 1989 NON-QUALIFIED STOCK OPTION PLAN
    To approve an amendment to the Company's 1989 Non-Qualified Stock Option Plan, as previously amended, to increase the authorized shares issuable thereunder.
    ( ) FOR                 ( ) AGAINST                 ( ) ABSTAIN
4.  APPROVAL OF 1994 SENIOR MANAGEMENT INCENTIVE COMPENSATION
    To approve 1994 incentive compensation for the Company's senior management.
    ( ) FOR                 ( ) AGAINST                 ( ) ABSTAIN

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.
    Please sign exactly as name appears below. When shares are held by joint tenants, both should sign.
                                          DATED:                          , 1994

                                                        SIGNATURE

                                                SIGNATURE, IF HELD JOINTLY
                                          WHEN SIGNING AS ATTORNEY, EXECUTOR,
                                          ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                          PLEASE GIVE FULL TITLE AS SUCH. IF A
                                          CORPORATION, PLEASE SIGN IN FULL
                                          CORPORATE NAME BY PRESIDENT OR OTHER
                                          AUTHORIZED OFFICER. IF A PARTNERSHIP,
                                          PLEASE SIGN IN PARTNERSHIP NAME BY
                                          AUTHORIZED PERSON.

                            FLAGSTAR COMPANIES, INC.
P R O X Y
                  203 EAST MAIN STREET, SPARTANBURG, SC 29319
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
    The undersigned hereby appoints Paul E. Raether and Michael T. Tokarz as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of the Common Stock of Flagstar Companies, Inc. held of record by the undersigned on April 15, 1994, at the Annual Meeting of Stockholders to be held on June 7, 1994 or any adjournment thereof.
 1.  ELECTION OF DIRECTORS
     Nominees: Michael Chu, Vera King Farris, Hamilton E. James, Henry R. Kravis, Augustus K. Oliver, Paul E. Raether, Jerome J. Richardson, Clifton
     S. Robbins, George R. Roberts, L. Edwin Smart and Michael T. Tokarz (Mark only one of the following boxes.)
     ( ) VOTE FOR all nominees listed above, except vote withheld as to the following nominees (if any):

     ( ) VOTE WITHHELD as to all nominees
2.  SELECTION OF AUDITORS
    To ratify the appointment of Deloitte & Touche as the independent auditors for the Company for the fiscal year ending December 31, 1994.
    ( ) FOR                 ( ) AGAINST                 ( ) ABSTAIN
3.  AMENDMENT TO THE COMPANY'S 1989 NON-QUALIFIED STOCK OPTION PLAN
    To approve an amendment to the Company's 1989 Non-Qualified Stock Option Plan, as previously amended, to increase the authorized shares issuable thereunder.
    ( ) FOR                 ( ) AGAINST                 ( ) ABSTAIN
4.  APPROVAL OF 1994 SENIOR MANAGEMENT INCENTIVE COMPENSATION
    To approve 1994 incentive compensation for the Company's senior management.
    ( ) FOR                 ( ) AGAINST                 ( ) ABSTAIN

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.
    Please sign exactly as name appears below. When shares are held by joint tenants, both should sign.
    YOUR SHARES WILL BE VOTED BY THE TRUSTEE AT ITS DISCRETION IN THE BEST INTERESTS OF THE PARTICIPANTS, UNLESS YOU SIGN AND RETURN THIS CARD SO THAT IT WILL BE RECEIVED BY THE TRUSTEE NO LATER THAN MAY 31, 1994.
                                          DATED:                          , 1994

                                                        SIGNATURE

                                                SIGNATURE, IF HELD JOINTLY
                                          WHEN SIGNING AS ATTORNEY, EXECUTOR,
                                          ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                          PLEASE GIVE FULL TITLE AS SUCH. IF A
                                          CORPORATION, PLEASE SIGN IN FULL
                                          CORPORATE NAME BY PRESIDENT OR OTHER
                                          AUTHORIZED OFFICER. IF A PARTNERSHIP,
                                          PLEASE SIGN IN PARTNERSHIP NAME BY
                                          AUTHORIZED PERSON.

***************************************************************************
                                 APPENDIX
***************************************************************************

A Flagstar logo appears at the top of the Dear Stockholder's letter on the first page of the document where indicated.

A signature of Jerome J. Richardson appears at the end of the Dear Stockholder's letter where indicated.

A Flagstar logo appears above the type "NOTICE OF MEETING" in the second letter of the document where indicated.

A signature of George E. Moseley appears at the bottom of the NOTICE OF MEETING letter where indicated.

On page one of the document, a Flagstar logo appears at the top of the page where indicated.


On page 28 a Performance Graph appears under the head "Stockholder Return Performance Graph" where indicated. The plot points are defined below:

                        12/6/89     1989     1990    1991    1992    1993

S&P 500 Stock Index      $100     $102.21   $99.04 $129.21 $139.05  $153.07
S&P Restaurant Index     $100     $102.35   $89.16 $120.24 $154.03  $179.82
Flagstar Companies, Inc. $100     $101.40   $64.78 $ 67.60 $ 90.13  $ 41.69

On the back cover of the Proxy Statement at the top, a Flagstar logo appears where indicated.